                                                                   EXHIBIT 10.17


                                                      CERTAIN CONFIDENTIAL
                                                      TREATMENT CONTAINED IN
                                                      THIS DOCUMENT, MARKED BY
                                                      BRACKETS AND DENOTED BY AN
                                                      ASTERISK, HAS BEEN OMITTED
                                                      AND FILED SEPARATELY WITH
                                                      THE SECURITIES AND
                                                      EXCHANGE COMMISSION
                                                      PURSUANT TO 17 C.F.R.
                                                      SECTIONS 200.80(b)(4),
                                                      200.83 AND SECTION
                                                      230.406.



                   JOINT DEVELOPMENT AND LICENSING AGREEMENT


            This Agreement is entered into this 30th day of September, 1994 by and between AirTouch Communications, Inc. (formerly known as PacTel Corporation), a California corporation ("AirTouch") and Coral Systems, Inc., a Colorado corporation ("Coral").

                                  SECTION ONE

                                   BACKGROUND

            AirTouch is a provider of, among other things, cellular telecommunications services in portions of the United States and owns various equity interests in other providers of wireless telecommunications services throughout the world. AirTouch is the owner of two software applications relating to the detection of certain forms of fraud committed against providers of wireless telecommunications services. Similarly, Coral Systems owns and has developed computer software designed to detect certain forms of fraud perpetrated against providers of wireless telecommunications services. The parties desire to provide source code licenses to one another for their respective fraud detection softwares and provide a mechanism for the joint development of enhancements to these applications.

                                  SECTION TWO

                                  DEFINITIONS

            2.1 AirTouch Applications. The two software applications owned by AirTouch one of which is designed to detect certain forms of fraud perpetrated against providers of wireless telecommunications services entitled the AirTouch Fraud Profiler(TM) and the other interfaces Unix based applications to the wireless fraud detection devise entitled PhonePrint(TM).

            2.2 AirTouch Documentation. The documentation utilized in conjunction with the AirTouch Applications.

            2.3 AirTouch Enhancements. Enhancements to the Coral Applications suggested and/or designed and paid for solely by AirTouch which are developed in accordance with the provisions of Section 6 below.

            2.4 AirTouch Functional Specifications. The specifications of the AirTouch Applications set forth in Exhibit "A" attached hereto and any future version thereof provided by AirTouch to Coral.

            2.5 AirTouch Markets. The following properties, markets and/or companies which provide cellular telecommunications services to the general public which are owned exclusively by AirTouch or in which AirTouch owns an equity interest: San Diego, Los Angeles and Sacramento, California; Atlanta, Georgia; the San Francisco Bay Area as owned by Bay Area Cellular Telephone Company; and the current Michigan and Ohio markets.

            2.6 Coral Applications. The software applications owned and/or developed by Coral entitled FraudBuster(TM) version 2.0 which is designed to detect certain forms of potentially fraudulent usage of a cellular telecommunications system and, when developed, the PhonePrint Interface, as defined below.

            2.7 Coral Documentation. The documentation utilized in conjunction with the Coral Applications which includes system and users guides.

            2.8 Coral Enhancements. Changes or additions to the Coral Applications that add functionality or substantially improve the performance of the Coral Applications and which are not AirTouch or Joint Enhancements.

            2.9 Coral Functional Specifications. The specifications of the Coral Applications set forth in Exhibit "B" attached hereto and any future versions thereof provided by Coral to AirTouch.

            2.10 Error. A statement or condition in the Coral Applications or the AirTouch Applications that is not in material conformity with the relevant Functional Specifications.

            2.11 Error Correction. A change to the AirTouch Applications or the Coral Applications to conform to the relevant Functional Specifications in all material respects.

            2.12 Joint Enhancements. Enhancements to either the Coral Applications or the AirTouch Applications determined collectively by AirTouch and Coral for which AirTouch contributes a mutually agreed upon amount of the development costs, calculated at Coral's then current standard rates, and subject to the provisions of Section 6 below.





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
            2.13 Phone Print Interface. The interface between the FraudBuster portion of the Coral Applications and the PhonePrint portion of the AirTouch Applications developed by Coral in accordance with Section 9.4 below which integrates and facilitates the reasonable and limited interoperability between these two products.

                                 SECTION THREE

                          GRANT OF LICENSE TO AIRTOUCH

            3.1 Grant of License to AirTouch. Subject to the terms herein, Coral hereby grants to AirTouch the non-exclusive, non-transferable, fully paid, perpetual and irrevocable source code license to and for the Coral Applications subject to the sublicensing restrictions provided in Section 4 below for the limited purpose of (a) use and reproduction of the Coral Applications in AirTouch Markets (b) development of enhanced or modified versions of the Coral Applications for use in AirTouch Markets, and (c) sublicensing object code versions of the Coral Applications only as provided in
Section 4 below. The foregoing license specifically excludes any licenses to the ancillary or third party software utilized by or in conjunction with the Coral Applications, all of which must be purchased separately from Coral or the manufacturers or distributors of the same.

            3.2 Use of Name. Subject to the terms herein, Coral hereby grants to AirTouch the non-exclusive and non-transferable right to use the name of the Coral Applications in connection with any promotional, sales and marketing materials it produces, provided AirTouch identifies such name as the trademark of Coral. Additionally, AirTouch shall be permitted to sublicense the Coral Applications or any derivative thereof under any name it chooses other than the name of the Coral Applications. AirTouch accepts this license and agrees to use it in accordance with the provisions of this Agreement.

            3.3 Coral Documentation. Coral grants to AirTouch the non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable license to and for the Coral Documentation subject to the sublicensing restrictions provided in Section 4 below to make such copies, amendments, modifications or other uses which are necessary and appropriate in connection with the exercise of the rights granted to AirTouch in this Section 3.

            3.4 Delivery. Coral shall deliver to AirTouch complete electronic copies of the Coral Applications and the Coral Documentation within 30 days of the execution of this Agreement.





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
                                               CONFIDENTIAL TREATMENT REQUESTED

            3.5 Ownership. The Coral Applications, the Coral Documentation and all patents, copyrights and other intellectual property rights contained or embodied in any of the forgoing shall be and remain the property of Coral subject to the licenses granted to AirTouch herein.

            3.6 Reservation of Rights. All rights not specifically granted to AirTouch by this Agreement are reserved by Coral. Except as specifically provided hereunder, Coral grants to AirTouch no rights to any intellectual property in or to the Coral Applications or the Coral Documentation.

                                  SECTION FOUR

                        SUBLICENSES GRANTED BY AIRTOUCH

            4.1 Coral Applications Sublicense. AirTouch shall be permitted to sublicense the Coral Applications or any derivative thereof or other application incorporating any of the Coral Applications and the Coral Documentation only to those entities providing cellular telecommunication services in which AirTouch directly owns a 10% or greater equity interest. For purposes of the section, AirTouch shall be deemed to have the requisite equity interest in US WEST New Vector Group, regardless of the current phase of the proposed merger.

            4.2 Sublicense Limitations. Absent written authorization to the contrary, AirTouch shall not be permitted to grant any sublicense of the Coral Applications, or any part thereof, to be used in the providing of service bureau work or remote computing services for or on behalf of any cellular service provider other than AirTouch for AirTouch Markets.

            4.3 Sublicense Royalty. In providing the sublicenses authorized in this Section 4, AirTouch shall be permitted to determine the price and terms under which the sublicense shall be granted. In connection with each sublicense granted by AirTouch, AirTouch shall provide Coral with [*] of the list price for the Coral Applications, as such may vary from time to time, as a royalty for the sublicense rights provided to AirTouch in this Agreement. By December 1st of each year, Coral shall provide AirTouch with the domestic and international list prices for the Coral Applications for the next calendar year. In the event Coral fails to provide the amended list prices, the list prices from the previous year shall be applied. AirTouch shall provide the requisite compensation provided in this Section 4.3 within 30 days of receipt of payment from AirTouch's sublicensee.

            4.4 Sublicense Acknowledgment. AirTouch shall submit to Coral an acknowledgment for each license or sublicense installation, sale or other deployment involving the Coral Applications, or any portion or derivative thereof, with appropriate detail of the market, carrier, AirTouch equity interest, size and license or sublicense terms prior to installation or deployment of the same.

            4.5 Audit. AirTouch shall keep accurate and complete records of all copies made and sublicenses granted of the Coral Applications. Coral shall be permitted, at its cost, to conduct a quarterly audit of those books and records of AirTouch relating to Coral Application sublicenses to determine the accuracy of the payments to Coral. In the event the audit reveals a 10% or greater discrepancy in the amount that should have been paid to Coral, AirTouch shall reimburse Coral the costs and expenses associated with such audit in addition to paying all sums owing.

                                  SECTION FIVE

                           GRANT OF LICENSE TO CORAL

            5.1 Grant of AirTouch Applications License to Coral. Subject to the terms herein, AirTouch hereby grants to Coral the non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable source code license to and for the AirTouch Applications to use, reproduce, and/or modify the Air Touch Applications to develop enhanced or modified versions of the Coral Applications for use by Coral in sublicensing object code versions to third parties.

            5.2 Use of Name. Subject to the terms herein, AirTouch hereby grants to Coral the non-exclusive and non-transferable right to use the names of the AirTouch Applications in connection with any promotional, sales and marketing materials it produces, provided Coral identifies such name as the trademark of AirTouch. Additionally, Coral shall be permitted to license and sublicense the Coral Applications as modified by the incorporation of the AirTouch Applications under any name it chooses. Coral accepts this license and agrees to use it in accordance with the provisions of this Agreement.

            5.3 AirTouch Documentation. AirTouch grants to Coral the non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable license to and for the AirTouch Documentation to make such copies, amendments, modifications or other uses which are necessary and appropriate in connection with the exercise of the rights granted to Coral in this Section 5.

            5.4 Grant of DMX License to Coral. Subject to the terms herein, AirTouch grants to Coral the non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable license, in object or source code form as may be received from time to time by AirTouch, to the Motorola DMX switch interface format (the "DMX license"). Coral acknowledges that AirTouch is in the process of attempting to obtain the foregoing license and may be unable to provide the DMX license.

            5.5 Delivery. AirTouch shall deliver to Coral complete electronic copies of the AirTouch Applications and the AirTouch Documentation within 30 days of the execution of this Agreement.

            5.6 Ownership. The AirTouch Applications and the AirTouch Documentation and all patents, copyrights and other intellectual property right contained or embodied in any of the foregoing shall be and remain the property of AirTouch subject to the licenses granted to Coral herein.

            5.7 Reservation of Rights. All rights not specifically granted to Coral by this Agreement are reserved by AirTouch. Except as specifically provided hereunder, AirTouch grants to Coral no rights to any intellectual property in or to the AirTouch Applications or AirTouch Documentation.

                                  SECTION SIX

                            APPLICATION ENHANCEMENTS

            6.1 AirTouch Enhancements. In the event AirTouch desires Coral to undertake the development of any AirTouch Enhancements it shall provide a detailed description of such enhancement to Coral and provide reasonable assistance to Coral should further definition be required. Prior to commencing work on any AirTouch Enhancement, Coral shall submit to AirTouch a detailed summary of the work necessary, the approximate cost and the approximate time necessary to complete the AirTouch Enhancement. Coral shall have 45 days to submit the foregoing proposal from the date AirTouch provides Coral with a detailed written request for the AirTouch Enhancement. AirTouch shall have 45 days from the submission by Coral of the foregoing proposal to determine if it desires Coral to undertake the development of the AirTouch Enhancement. In the event AirTouch accepts the proposal or the parties negotiate a mutually acceptable alternative, Coral shall undertake and complete the AirTouch Enhancement. Coral reserves the right not to submit a proposal on any AirTouch Enhancement. The parties shall act reasonably and in good faith in their discussions regarding the development of AirTouch Enhancements. Nothing in this Section or this Agreement shall prevent AirTouch from developing any AirTouch Enhancement without the aid of Coral.





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
                                                CONFIDENTIAL TREATMENT REQUESTED


            6.2 Joint Enhancements. Coral and AirTouch shall work together to develop the enhancements to the Coral Applications, the AirTouch Applications or any other application incorporating the code, ideas or concepts of any of the above. In the event the parties identify a Joint Enhancement, they shall collectively determine the detailed requirements for the same and Coral shall subsequently provide AirTouch with an estimate of the time and cost necessary for the development of the same. AirTouch shall have the option of paying Coral for a mutually agreed upon amount of the actual development time necessary to complete the Joint Enhancement calculated at Coral's then current development rates. All Joint Enhancements shall be the joint property of AirTouch and Coral. In the event AirTouch elects not to participate in the development of the Joint Enhancement, Coral shall be permitted to develop the same at its cost as a Coral Enhancement and AirTouch shall be provided the opportunity to license the same under terms to be mutually agreed upon.

            6.3 Title to AirTouch and Joint Enhancements. Title to all Joint Enhancements developed by Coral shall be jointly held by AirTouch and Coral. Coral shall turnover to AirTouch an electronic copy of the source code for the AirTouch and Joint Enhancements upon completion of the project and provide reasonable assistance to AirTouch in the use and incorporation of the AirTouch or Joint Enhancement into the AirTouch network. Coral shall be permitted, without royalty or other obligation, to incorporate any Joint Enhancement
developed by Coral into the Coral Applications [   *   ] after the completion
of the Joint Enhancement. Nothing in this section or this Agreement shall prevent or interfere with the ability of AirTouch or, after expiration of the appropriate period above, Coral, to license any Joint Enhancement to any entity either chooses. AirTouch shall be the exclusive owner of the AirTouch Enhancements with the sole discretion to license Coral certain of the AirTouch Enhancements under the terms hereof.

            6.4 Enhancement Payments. All AirTouch or Joint Enhancements developed by Coral shall be billed at Coral's then current standard rates which is currently [ * ] per person week. Coral shall invoice AirTouch monthly for work associated with any AirTouch or Joint Enhancements. AirTouch shall pay all invoices within 60 days of receipt. AirTouch's liability for Coral developed AirTouch or Joint Enhancements shall be for the actual person weeks, or pro rata portion thereof, incurred by Coral multiplied by the appropriate percentage contribution (as negotiated by the parties on a case by case basis) plus all necessary and reasonable ancillary expenses, including travel and accommodations.

                                               CONFIDENTIAL TREATMENT REQUESTED

            6.5 Coral Enhancements. Coral shall be permitted to develop any feature, function or application similar or identical to any AirTouch or Joint Enhancement at anytime, provided Coral develops the same independently of such enhancement. All enhancements which are not AirTouch Enhancements or Joint Enhancements shall be the sole property of Coral, subject, however, to AirTouch's right to receive the same under Section 8.5 below. AirTouch acknowledges that throughout the term of this Agreement, Coral shall be developing and deploying Coral Enhancements to the Coral Applications.

                                 SECTION SEVEN

                               PAYMENTS TO CORAL

            7.1   License Payment.  AirTouch shall pay to Coral [     *
                                     ] upon the turnover to AirTouch of any
electronic copy of (1) the source code for the FraudBuster portion of the Coral Applications and (2) the Coral Documentation.

            7.2 Maintenance Fees. Coral shall provide the maintenance and support provided in Section 8 below in AirTouch Markets free of charge for the first year following execution of this Agreement. Beginning on the second
anniversary of this Agreement, AirTouch shall pay Coral a minimum of [   *   ]
per year for such maintenance and support for AirTouch Markets. AirTouch or the appropriate sublicensee shall have the option of purchasing the support and maintenance provided in Section 8 below for the authorized sublicensee, within 30 days of the earlier of the execution of a sublicense agreement for or the installation of any portion of the Coral Applications, at the rate of [*] per annum of the sublicense price, provided such price is determined in a good faith, arm's length and market reflective transaction. Coral may adjust the annual fee charged for support and maintenance annually by providing written notice to AirTouch or the sublicensee at least 90 days prior to the anniversary date of maintenance and support services. Notwithstanding the foregoing, Coral may not raise the annual fee charged for support and maintenance by more than [*] per year with a cap of [*] over the life of the Agreement. Once commenced, maintenance and support shall automatically renew each year at the previous year's fee, or if proper notice is given, at the amended fee, unless AirTouch or the sublicensee provides Coral with 60 days prior written notice of its election to terminate the same.





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                                 SECTION EIGHT

                          CORAL'S SUPPORT OBLIGATIONS

            8.1 Application Installation. Coral shall install the Coral Applications in AirTouch Markets under a schedule to be determined by the mutual agreement of the parties. AirTouch shall reimburse Coral for its actual costs of installation, including travel, accommodations and actual personnel costs, at no uplift. Coral shall provide the Coral Applications and AirTouch shall provide all hardware, ancillary software, network connectivity and all such other interfaces and items as may be necessary for the installations.

            8.2 Support & Maintenance. Coral shall have primary responsibility for the support and maintenance of the Coral Applications. The foregoing support and maintenance shall be provided by telephone weekdays between 9:00 a.m. to 5:00 p.m. Mountain Time, excluding Coral holidays. Coral support personnel may be reached during the foregoing hours at (303) 772-5800 or at anytime via voice mail at the foregoing number plus the appropriate extension or via electronic mail at support@coralsys.com or at any other numbers or addresses as may be provided to AirTouch from time to time. Reasonable efforts will be made to return messages at the commencement of the next service day and calls received during normal service hours will be attempted to be worked to completion the same day.

            8.3 Technical Training. Coral shall provide, at its own expense, two one day seminars in Longmont, Colorado to provide technical training on the operation and support of the Coral Applications. The dates and times of the foregoing shall be at the mutual agreement of the parties. Additionally, Coral shall provide, at its own expense, a one day technical training seminar in Longmont, Colorado for all AirTouch Enhancements and Joint Enhancements and Coral Enhancements which are purchased by AirTouch.

            8.4 Error Correction. In the event an Error is discovered in the Coral Applications, AirTouch shall immediately report the same to Coral in writing of sufficient detail to diagnose the Error. Coral shall use its reasonable best efforts to remedy all Errors in a time frame commensurate with the severity of the Error. All such corrections shall be the sole responsibility of Coral to remedy unless the cause of such Error is due to incorrect or improper information, assistance, action or inaction provided by AirTouch, in which case Coral shall use its best efforts to undertake the correction and AirTouch shall be responsible for the cost of the same at Coral's standard rates.

            8.5 Upgrades. Coral shall provide to AirTouch, without charge, all Coral Enhancements as are made generally available. Coral shall provide source code and object code versions of all Coral Enhancements to AirTouch for installation in AirTouch Markets and shall provide object code versions of the same to authorized sublicensees. All Coral Enhancements to any entity or in any form are not permitted to be licensed, sublicensed, transferred or otherwise used by any entity not authorized to receive the same under this Agreement.

                                  SECTION NINE

                        ADDITIONAL OBLIGATIONS OF CORAL

            9.1 Application Protection. Coral shall protect the AirTouch Applications from unauthorized use, copying, modification, or distribution with at least the same level of effort and security as it has in effect with respect to its own proprietary computer programs. All copies of the AirTouch Applications, the AirTouch Documentation and all derivative works thereof shall be marked with Coral's or AirTouch's copyright and proprietary notice as appropriate.

            9.2 Reverse Engineering. Coral shall take reasonable steps to ensure all sublicensees do not reverse assemble, reverse compile or reverse engineer the AirTouch Applications. Coral shall obtain agreements from all sublicensees who are given access to the AirTouch Applications or any supporting documentation, that prohibit the unauthorized copying (except one archival copy), modification, distribution, reverse engineering, reverse assembly and reverse compiling of the AirTouch Applications. Coral shall use all reasonable efforts to enforce the foregoing. Where the AirTouch Applications are sublicensed for use in the European Community, Coral and AirTouch shall comply with legislation implementing Article 6.1 (b) of the EC Directive for the Legal Protection of Software (Directive 91/250) by way of providing information on interoperability of the AirTouch Applications upon request of Coral.

            9.3 Use of Name. Coral shall obtain the written consent of AirTouch prior to the use of the AirTouch name or the name of the AirTouch Applications in any sales, marketing or promotional materials.

            9.4 Interface. Coral shall use reasonable efforts to develop the PhonePrint Interface in a timely fashion after delivery of the AirTouch Applications to Coral. AirTouch shall provide information, assistance and personnel as may be reasonably requested by Coral in furtherance of the development of the PhonePrint Interface. Upon completion of such development, Coral shall deliver to AirTouch electronic copies of the source code and any





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
documentation that Coral may have developed to and for the PhonePrint Interface. The PhonePrint Interface shall be subject to the licensing and sublicensing provisions of this Agreement by inclusion in the definition of the Coral Applications.

            9.5 Beta Functionality. Coral grants to AirTouch the right of first refusal to test new applicable Coral Enhancements as such are ready for beta installation. Coral shall provide AirTouch with a minimum of 45 days prior written notice of the estimated date an applicable Coral Enhancement shall be available for beta installation and testing. AirTouch shall have 15 days within which to notify Coral of its desire to test the same in a beta installation in a mutually agreed upon AirTouch market. Upon receipt of the foregoing notice from AirTouch, the parties shall work together to install and test the beta version of the Coral Enhancement.

                                  SECTION TEN

                            OBLIGATIONS OF AIRTOUCH

            10.1 Application Protection. AirTouch shall protect the Coral Applications and Coral Enhancements from unauthorized use, copying, modification, or distribution with at least the same level of effort and security as it has in effect with respect to its own proprietary computer programs. All copies of the Coral Applications, the Coral Documentation, all Coral Enhancements received or purchased by AirTouch, the documentation produced by AirTouch and all derivative works thereof shall be marked with Coral's or AirTouch's copyright and proprietary notice as appropriate.

            10.2 Reverse Engineering. AirTouch shall take reasonable steps to ensure all sublicensees do not reverse assemble, reverse compile or reverse engineer the Coral Applications or any Coral Enhancements. AirTouch shall obtain agreements from all employees, sublicensees who are given access to the Coral Applications, or any supporting documentation, that prohibit the unauthorized copying (except one archival copy), modification, distribution, reverse engineering, reverse assembly and reverse compiling of the Coral Applications or Coral Enhancement. AirTouch shall use all reasonable efforts to enforce the foregoing. Where the Coral Applications is sublicensed for use in the European Community, Coral and AirTouch shall comply with legislation implementing Article 6.1 (b) of the EC Directive for the Legal Protection of Software (Directive 91/250) by way of providing information on interoperability of the Applications upon request of AirTouch.

            10.3 Use of Name. AirTouch shall obtain the written consent of Coral prior to the use of the Coral name or the name of the Coral Applications in any sales, marketing or promotional materials.

            10.4 Error Correction. In the event an Error is discovered in the AirTouch Applications, Coral shall immediately report the same to AirTouch in writing of sufficient detail to diagnose the Error. AirTouch shall use its reasonable best efforts to remedy all Errors in a time frame commensurate with the severity of the Error. All such corrections shall be the sole responsibility of AirTouch to remedy unless the cause of such Error is due to incorrect or improper information, assistance, action or inaction provided by Coral, in which case AirTouch shall use its best efforts to undertake the correction and Coral shall be responsible for the cost of the same at AirTouch's standard rates.

                                 SECTION ELEVEN

                                   PUBLICITY

            11.1 Press Releases. Upon the execution of this Agreement, the parties shall issue a joint press release announcing the execution of this Agreement with appropriate supporting details. The text of the press release shall be determined by the mutual agreement of the parties and may not be released to the public until both parties have provided their written consent. From time to time in the future, the parties may elect to issue additional press releases announcing enhancements or successes of the Coral Applications in detecting, preventing and/or the apprehension or arrest of fraudulent users of the cellular telecommunications services provided by AirTouch. Such press releases are subject to the prior written consent of both parties prior to release to the public.

            11.2 Reference Account. AirTouch shall act as a reference account for Coral for the Coral Applications. Such activities shall include, without limitation, the granting of permission to Coral to bring its potential customers into markets utilizing the Coral Applications or portions thereof and providing the endorsement set forth in Section 11.3 below. Such visits shall be limited to a reasonable number per year and shall be conducted only upon consultation with and the consent of AirTouch, which consent may not be unreasonably withheld.

            11.3 Endorsement. AirTouch shall provide the public endorsement of the Coral Applications as is reasonably appropriate. Occasions in which the endorsement shall be given shall include, without limitation, interviews, press releases, reference sites visits, telephone inquiries by potential Coral customers





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
and such other events and occasions in which it is reasonable to provide the endorsement.

            11.4 Trade Shows; Public Forums. The parties shall provide reasonable support to one another in connection with respective efforts at industry trade shows, speaking engagements and other public forums relating to fraud detection in the wireless telecommunications industry. The foregoing support shall include, without limitation, providing reasonable access to and presence in booths and displays at relevant trade shows (including CTIA).

                                 SECTION TWELVE

                                CORAL WARRANTIES

            12.1 Ownership. Coral represents and warrants to AirTouch that it owns the FraudBuster portion of the Coral Applications, with the exception of all third party software applications and operating systems which are a part of the same, and that it has the right and ability to grant the licenses granted herein.

            12.2 No Infringement. Coral represents and warrants that no claim or action relating to the infringement of any copyright, trademark, or other intellectual property right has been made or is pending against Coral with respect to the Coral Applications (excluding the PhonePrint Interface) or the Coral Documentation.

            12.3 Compliance With Functional Specifications. Coral represents and warrants that the Coral Applications (excluding the PhonePrint Interface) shall comply in all material respects with the Coral Functional Specifications and shall function on the computer equipment and with the operating systems identified in the Coral Functional Specifications as such may be modified from time to time.

            12.4 Limitation of Warranties. Other than the warranties provided in Sections 12.1, 12.2 and 12.3 above, CORAL MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AirTouch has been provided the opportunity to evaluate the Coral Applications (excluding the PhonePrint Interface) and is responsible for determining the suitability of this application.

            12.5 Limitation of Remedies. AirTouch's sole remedy against Coral for breach of any warranty under this Agreement shall be to request Error





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Corrections and, if such Error Corrections are not effected so as to correct the Error, to terminate this Agreement.

            12.6 Limitation of Liability. IN NO EVENT SHALL AIRTOUCH BE ENTITLED TO AND CORAL SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) OR DAMAGES EXCEEDING THE AMOUNTS PAID IN CONNECTION WITH THE LICENSING OF THE CORAL APPLICATION UNDER THIS AGREEMENT.

                                SECTION THIRTEEN

                              AIRTOUCH WARRANTIES

            13.1 Ownership. AirTouch represents and warrants to Coral that it owns the AirTouch Applications, with the exception of all third party software applications and operating systems which are a part of the AirTouch Applications, and that it has the right and ability to grant the licenses granted herein.

            13.2 No Infringement. AirTouch represents and warrants that no claim or action relating to the infringement of any copyright, trademark, or other intellectual property right has been made or is pending against AirTouch with respect to the AirTouch Applications or the AirTouch Documentation.

            13.3 Compliance With Functional Specifications. AirTouch represents and warrants that the AirTouch Applications shall comply in all material respects with the AirTouch Functional Specifications and shall function on the computer equipment and with the operating systems identified in the AirTouch Functional Specifications as such may be modified from time to time.

            13.4 Limitation of Warranties. Other than the warranties provided in Sections 13.1, 13.2 and 13.3 above, AIRTOUCH MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Coral has been provided the opportunity to evaluate the AirTouch Applications and is responsible for determining the suitability of the AirTouch Applications.

            13.5 Limitation of Remedies. Coral's sole remedy against AirTouch for breach of any warranty under this Agreement shall be to request Error Corrections and, if such Error Corrections are not effected so as to correct the Error, to terminate this Agreement.

            13.6 Limitation of Liability. IN NO EVENT SHALL CORAL BE ENTITLED TO AND AIRTOUCH SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) OR DAMAGES EXCEEDING THE AMOUNTS PAID IN CONNECTION WITH THE LICENSING OF THE AIRTOUCH APPLICATION UNDER THIS AGREEMENT.

                                SECTION FOURTEEN

                              TERM AND TERMINATION

            14.1 Term. The initial term of this Agreement shall commence upon the effective date above and shall continue for a period of five (5) years, unless sooner terminated as provided below. This Agreement shall automatically renew for additional terms of one (1) year each, unless and until either party elects to terminate this Agreement upon the expiration of the then current term by giving the other at least ninety (60) days prior written notice.

            14.2 Termination. Either party may, by written notice, terminate this Agreement with immediate effect if the other party has committed a substantial breach of this Agreement, and has not rectified the same within a time which shall be reasonable, taking into account previous technical and other relevant conditions after receipt of a written request specifying the breach from the other party. Additionally, either party may terminate this Agreement by providing written notice to the other in the event the Technical Review may not be successfully completed.

            14.3 Support and Maintenance. Upon termination of this Agreement, all obligations of Coral to provide support and maintenance, including obligations under Section 8, shall cease.

            14.4 No Impact On Granted Licenses. Termination of this Agreement shall have no effect on sublicenses granted under this Agreement, including the sublicenses granted by AirTouch, or the continued payments to Coral associated with such sublicenses.

                                SECTION FIFTEEN

                             CORAL INDEMNIFICATION

            15.1 Coral Intellectual Property Indemnification. Coral agrees to indemnify and hold AirTouch harmless from and against any claims and expenses, including reasonable attorneys' fees, that the Coral Applications (excluding the PhonePrint Interface) or the Coral Documentation infringes a copyright, trademark, trade secret, or other intellectual property right of any other party. The foregoing indemnification does not apply to any ancillary or third party software which is not developed by Coral but is purchased by Coral or AirTouch and incorporated into the Coral Applications.


            15.2 Limitation of Indemnification. Notwithstanding the foregoing, Coral shall have no obligation of indemnity with respect to claims based on AirTouch Enhancements or the combination of the Coral Applications with data, modifications or alterations made by AirTouch, or with equipment or operating systems other than those identified in the Coral Functional Specifications. Additionally, any indemnity liability of Coral under this
Section 15 shall be limited to, at Coral's option, the obtaining of the necessary licenses and rights to use all necessary patents, copyrights and other intellectual property rights in the Coral Applications, the modification of the Coral Applications to provide for the avoidance of such infringement or the return of the payments made to Coral in connection with the sale of the Coral Applications. Coral shall have no liability whatsoever in addition to the foregoing.

            15.3 Coral Indemnification. Coral agrees to indemnify and hold AirTouch harmless from and against any claims and expenses, including reasonable attorneys' fees, based on or arising out of any statements, actions or inactions made by Coral personnel. Further, Coral shall indemnify and hold AirTouch harmless from and against any claims and expenses, including reasonable attorneys' fees, that a Coral Enhancement infringes a copyright, trademark, trade secret or other intellectual property right of any other party.

            15.4 Indemnification Procedures. In the event AirTouch desires to make a claim under the foregoing indemnification provisions AirTouch must (a) provide written notification of any claim for which indemnity is sought within thirty (30) days of becoming aware of such claim; (b) cooperate in the defense of any such claim, with each party bearing its respective costs of such cooperation; and (c) receive the prior written approval from the party from whom the indemnity is sought of any settlement or offer of settlement, which approval shall not be unreasonably withheld.

                                SECTION SIXTEEN

                            AIRTOUCH INDEMNIFICATION

            16.1 AirTouch Intellectual Property Indemnification. AirTouch agrees to indemnify and hold Coral harmless from and against any claims and expenses, including reasonable attorneys' fees, that the AirTouch Applications or the AirTouch Documentation infringes a copyright, trademark, trade secret, or other intellectual property right of any other party. Notwithstanding the foregoing, the foregoing indemnification does not apply to any ancillary or third party software which is not developed by AirTouch but is purchased by Coral or AirTouch and incorporated into the AirTouch Applications.

            16.2 Limitation of Indemnification. Notwithstanding the foregoing, AirTouch shall have no obligation of indemnity with respect to claims based on Coral Enhancements or the combination of the AirTouch Applications with data, modifications or alterations made by Coral, or with equipment or operating systems other than those identified in the AirTouch Functional Specifications. Additionally, any indemnity liability of AirTouch under this Section 16 shall be limited to, at AirTouch's option, the obtaining of the necessary licenses and rights to use all necessary patents, copyrights and other intellectual property rights in the AirTouch Applications, the modification of the AirTouch Applications to provide for the avoidance of such infringement or the return of the payments made to AirTouch in connection with the sale of the AirTouch Applications. AirTouch shall have no liability whatsoever in addition to the foregoing.

            16.3 AirTouch Indemnification. AirTouch agrees to indemnify and hold Coral harmless from and against any claims and expenses, including reasonable attorneys' fees, based on or arising out of any statements, actions or inactions made by AirTouch personnel. Further, AirTouch shall indemnify and hold Coral harmless from and against any claims and expenses, including reasonable attorneys' fees, that an AirTouch Enhancement infringes a copyright, trademark, trade secret or other intellectual property right of any other party.

            16.4 Indemnification Procedures. In the event Coral desires to make a claim under the foregoing indemnification provisions Coral must (a) provide written notification of any claim for which indemnity is sought within thirty (30) days of becoming aware of such claim; (b) cooperate in the defense of any such claim, with each party bearing its respective costs of such cooperation; and (c) receive the prior written approval from the party from whom the indemnity is sought of any settlement or offer of settlement, which approval shall not be unreasonably withheld.

                               SECTION SEVENTEEN

                                 MISCELLANEOUS

            17.1 Other Applications. The parties shall discuss with one another prospective future software applications which are similar or cooperative to or interface with the Coral Applications or AirTouch Applications and consider entering into arrangements similar to that herein.

            17.2 Governing Law; Venue. This Agreement and all disputes and related issues shall be interpreted under the substantive and procedural laws of California.

            17.3 Information and Assistance. Throughout the term of this Agreement, both parties shall provide the other with all reasonable information, help and assistance necessary for the performance of each party's obligations hereunder.

            17.4 Export Controls. Unless an appropriate license, exemption, or similar authorization has been duly obtained to the satisfaction of Coral or AirTouch, as appropriate, either party shall not, nor shall either party authorize or permit its employees, and/or agents to, export or re-export any products or technology of the other to any country or entity specified as a prohibited destination in applicable U.S. or local laws, regulations, and ordinances, including the Regulations of the U.S. Department of Commerce and/or other government agencies. Each party agrees to defend, indemnify, and hold harmless the other from and against any claim, loss liability, expense, or damage (including fines or legal fees) incurred by Coral or AirTouch, as applicable, with respect to any export or reexport activities contrary to the foregoing instructions.

            17.5 Force Majeure. Other than the obligation to pay any money hereunder, neither party shall be liable for the failure to perform any obligation under this Agreement where such failure is due to fire, flood, labor dispute, natural calamity, or acts of governments or if such causes are otherwise beyond the reasonable control of such party.

            17.6 Unenforceability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this Agreement shall continue in full force and effect.

            17.7 No Assignment. This Agreement is not assignable by either party without the prior written consent of the other, except that this Agreement may be assigned to a controlled subsidiary, or to a successor to all or substantially all of the assets and business of the assigning party, and further provided that the assigning party guarantees performance of such controlled subsidiary or successor in interest.

            17.8 Attorneys' Fees. In the event litigation is necessary to interpret or enforce this Agreement, the most prevailing party shall be entitled to recover, along with any award or judgment, its fees and costs, including reasonable attorneys' fees.

            17.9  Entire Agreement, Amendments, Etc.   This Agreement,
constitutes the sole and exclusive understanding of the parties in respect of the subject matter hereof. Other than any existing confidentiality agreements, there are no understandings or agreements between Coral and AirTouch which are not fully expressed or otherwise referred to in this Agreement and no statement or agreement, oral or written, made prior to or at the signing hereof including, but not limited to, any bid, tender, quotation, offer or proposal that either party has submitted shall affect or modify the terms hereof or otherwise be binding on the parties hereto. No modifications or amendments of this Agreement shall be valid unless the same is agreed to in writing by the parties hereto by their authorized representatives and specifically stating the same as an amendment to this Agreement. The failure or delay of any party to exercise any right or remedy hereunder shall not constitute a waiver of such right or remedy and the express waiver of any right or remedy shall not constitute a waiver of any other or future right or remedy.



AIRTOUCH COMMUNICATIONS, INC.           CORAL SYSTEMS, INC.


By: /s/ [ILLEGIBLE]                      By: /s/ ERIC A. JOHNSON
   -----------------------------------      -----------------------------------
Title: Vice President                        Eric A. Johnson, President & CEO
     --------------------------------


           APPROVED FOR
            EXECUTION


By: /s/ [ILLEGIBLE]
   -----------------------------------
                              Attorney
             10/3/94

                                                CONFIDENTIAL TREATMENT REQUESTED


                                  EXHIBIT "A"

                            AIRTOUCH SYSTEM FEATURES



      FRAUD DETECTION



                [                      *                   ]




      HISTORICAL PROFILING



                [                      *                   ]




      PHONE PRINT INTERFACE


                [                      *                   ]




      REPORTING


                [                      *                   ]

                                                CONFIDENTIAL TREATMENT REQUESTED


      HARDWARE/SOFTWARE


                [                      *                   ]


                [                      *                   ]

                                                CONFIDENTIAL TREATMENT REQUESTED


                                  EXHIBIT "B"

                        CORAL FUNCTIONAL SPECIFICATIONS

Systems Features:


                [                      *                   ]



Call Pattern Analysis:


                [                      *                   ]



Called Party Analysis:


                [                      *                   ]



Time and Distance Analysis:


                [                      *                   ]



Credit Limit Analysis:


                [                      *                   ]



Security Features:


                [                      *                   ]



Network Features:


                [                      *                   ]

                                                CONFIDENTIAL TREATMENT REQUESTED

Administrative Functions:


                [                      *                   ]



Reporting Functions:


                [                      *                   ]














Hardware Platform:        [    *    ]
Operating System:         [    *    ]
Third Party Software:     [    *    ]

                                                CONFIDENTIAL TREATMENT REQUESTED

                                  EXHIBIT "C"

               SCHEDULE OF INITIAL ENHANCEMENTS AND INSTALLATIONS

            Phase 1: Coral shall install its FraudBuster version 2.1 in all
AirTouch markets [                    *                     ]  In addition to
the FraudBuster installations, Coral shall establish data feeds among all installed markets within the given time frame with the San Diego connection
anticipated to be completed by [     *     ]  Throughout the installation, the
parties shall work together to determine the functional specifications of the features identified in the AirTouch Profiler Feature List, attached to this exhibit (the "List"), and to commence coding.

            Phase 2:  Coding of the features identified in the List with
Coral's delivery of a beta product for installation in the AirTouch [     *
     ] during [      *       ] and with acceptance by AirTouch by [       *
    ] Coral shall have such reasonable time as may be necessary to remedy any nonacceptable components of the beta product.

            Phase 3:  General availability of version 1.0 of the
FraudBuster/AirTouch Profiler incorporating all of the features on the List
during [    *    ]

            The foregoing timeframes are dependent upon the accuracy of the AirTouch Functional Specifications and the usability and compatibility of the source code of the AirTouch Applications, which shall be determined within two weeks of execution of the Agreement. Upon completion of the functional specifications for the features on the List, the parties shall determine the reasonability of delivering some or all of the features in light of the delivery timeframes provided above. The features included in the products to be delivered shall be adjusted as reasonably necessary to provide for timely product delivery, provided AirTouch shall have the discretion to determine which features shall comprise the reasonable feature list to be delivered at each delivery date. AirTouch shall provide Coral with such assistance and personnel as my be reasonably necessary to accomplish these goals.

            The following features of the List will be considered Joint
Enhancements under the Agreement, however, not subject to the [   *    ]
exclusivity provisions of Section 6 above: (1) [          *         ] (2)
[         *           ] and (3) [            *          ]  The parties shall

                                                CONFIDENTIAL TREATMENT REQUESTED

negotiate their respective contributions to the development of these features upon completion of the functional specifications for the same.

            The following features of the List shall be considered AirTouch
Enhancements under the Agreement:  (1) [        *        ] and (2)[  *   ]
[       *           ]

            The following features of the List shall be considered Coral
Enhancements under the Agreement:  [        *         ]

                                                CONFIDENTIAL TREATMENT REQUESTED

                         AIRTOUCH PROFILER FEATURE LIST

      PHONEPRINT INTERFACE INCLUDING:


                [                      *                   ]



      REPORTING


                [                      *                   ]



      CASE MANAGEMENT


                [                      *                   ]

                                                CONFIDENTIAL TREATMENT REQUESTED


      INTERFACES


                [                      *                   ]



      USER INTERFACE FEATURES


                [                      *                   ]



      ADMINISTRATIVE FEATURES


                [                      *                   ]

                                                CONFIDENTIAL TREATMENT REQUESTED


                           FIRST AMENDMENT AGREEMENT



                 This Agreement is entered into this 30th day of June, 1995 by and between AirTouch Communications of California (formerly known as PacTel Corporation), a California corporation ("AirTouch"), and Coral Systems, Inc., a Delaware corporation ("Coral").

                 1. Recitals. The parties have executed a Joint Development and License Agreement dated September 30, 1994 (the "License Agreement") which provides for, among other things, the cross licensing of certain software applications, the integration of certain portions of the software applications provided by each party and the enhancement and deployment of such software (collectively, the "Application"). As used herein, the Application refers to software created by merging the AirTouch Applications and the Coral Applications, as those terms are defined in the License Agreement. The parties desire to supplement and modify certain terms of the License Agreement as provided for below under the terms and conditions of this Agreement.

                 2. Application Integration. Coral shall undertake the integration and development work necessary to accomplish the following milestones relating to the Application:

                          a.  Initial Delivery.  Coral shall deliver to AirTouch
for installation into its L.A. market the Application operating with the features identified in Exhibit "A" attached hereto (the "Initial Delivery").


                          b.  Interim Delivery.  Should AirTouch reach written
agreement to license the Application to one of its affiliates, to whom it is permitted to sublicense the Application, between the execution date of this
Agreement and [       *        ] Coral shall integrate the appropriate switch
interface software into the Initial Delivery software, at no charge, within six
(6) weeks of written notice by AirTouch of such license to its affiliate (the "Interim Delivery"). From and after the 43rd day after AirTouch's written
notice, Coral shall owe AirTouch [   *   ] per day for every day such Interim
Delivery is delayed.

                          c.  Final Delivery.  Coral shall deliver to AirTouch
by [       *        ] the Application operating with the features identified in
Exhibit "C" attached hereto (the "Final Delivery").  From and after the 15th
day of [      *      ] Coral shall owe AirTouch [   *   ] per day for every day
such Final Delivery is delayed.

                                                CONFIDENTIAL TREATMENT REQUESTED


                 The foregoing delivery date for the Interim and Final Deliveries shall be extended on a day-for-day basis for each day AirTouch fails to provide to Coral any information, personnel or facilities necessary to develop or deliver the Interim or Final Deliveries.

                 The development and integration work associated with the delivery of the Initial Delivery, Interim Delivery and the Final Delivery shall collectively be referred to as the "Development Work".

                 3. Development Compensation. In addition to all compensation provided or to be provided to Coral in and under the License Agreement,
AirTouch shall pay to Coral the sum of [  *   ] in consideration of the
Development Work which shall be paid to Coral in the following amounts and upon satisfaction of the identified milestones: [ * ] within fifteen days of the execution of this Agreement; [ * ] within fifteen days of the delivery of the Initial Delivery; [ * ] within fifteen days of the delivery of the Interim Delivery; and [ * ] within fifteen days of the delivery of the Final Delivery (collectively, the "Development Compensation"). AirTouch shall have no responsibility to pay for or reimburse Coral for any travel or accommodation expenses associated with travel by Coral personnel which may be necessary to accomplish the Development Work. All other travel and associated expenses shall be reimbursed to Coral by AirTouch, if applicable, as provided for in the License Agreement. In consideration of the Development Compensation provided for herein, Coral hereby releases and waives any obligation of AirTouch under Coral invoice numbers 930042 and 930047, which shall be satisfied in full upon payment of the Development Compensation herein.

                 4. Enhancement License. In partial consideration of the Development Work undertaken by Coral, AirTouch provides to Coral the non-exclusive, non-transferable, fully paid, royalty free, perpetual and irrevocable source code license to and for the Reporting Features and Case Management Features as described in Exhibit "D" to the License Agreement and as further described in Exhibit "D" attached hereto, as such may be amended, enhanced or modified from time to time by AirTouch or another entity on behalf of AirTouch (the "Source Code"), for Coral's use, modification, licensing and sublicensing under any terms and conditions as it shall desire or determine. AirTouch shall deliver to Coral the Source Code within 10 days of the delivery of the Initial Delivery by Coral. AirTouch shall provide Coral with electronic copies of the Source Code. AirTouch hereby provides to Coral the warranties and indemnifications for the Source Code identical to those provided for the

AirTouch Applications (as defined in the License Agreement) in the License Agreement.

                 5. Cooperation; Timing. The parties shall cooperate with one another and provide such assistance, information and personnel as may be reasonably requested by the other to facilitate the Development Work.

                 6. Construction With License Agreement. The parties reaffirm the License Agreement which, except as modified herein, shall remain in full force and effect. This Agreement modifies and supplements the License Agreement and shall govern in the event of a conflict between the provisions of this Agreement and the License Agreement.

                 7. Miscellaneous. This Agreement and the License Agreement constitute the entire agreement between the parties regarding the subject of this Agreement and the License Agreement and all other writings, discussions, representations and agreements concerning the subject matter of this Agreement and the License Agreement shall be merged into a superseded by this Agreement and the License Agreement. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement and the express waiver of any right in one occurrence hereunder by either party shall not constitute a waiver of such party's right to enforce such right in another occurrence in the future. This Agreement shall be governed by the laws of the State of California and may only be amended by a writing signed by authorized representatives of the parties. In the event litigation is necessary to interpret or enforce this Agreement, the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover, in addition to any award or judgment, its costs and expenses, including reasonable attorneys' fees.




AirTouch Communications                    Coral Systems, Inc.
of California

By: /s/ MICHAEL SEULLIN                    By: /s/ ERIC A JOHNSON
   ----------------------------                -------------------------------
       Michael Seullin for

Name:  Don Winters                         Name:  Eric A. Johnson

Title: DIR, CORPORATE TECHNOLOGY           Title:
      --------------------------                 -----------------------------
Director of Corporate Technology                 President & CEO


REVIEWED BY /s/ ASP/AM
            ----------
AIRTOUCH COMMUNICATIONS
LEGAL DEPARTMENT 6/30/95

                                                CONFIDENTIAL TREATMENT REQUESTED


                          EXHIBIT A - INITIAL DELIVERY



I.  PhonePrint Interface


[


        *


               ]





II. Reports

    [
            *
                    ]




III.Interfaces

    [       *       ]

                                                CONFIDENTIAL TREATMENT REQUESTED


                          EXHIBIT B - INTERIM DELIVERY


         I. Network Features

         [               *                ]

                                                CONFIDENTIAL TREATMENT REQUESTED



                           EXHIBIT C - FINAL DELIVERY



I.  System Features

    [

             *

                     ]

II. Call Pattern Analysis (All over 3 comparative periods)

    [
                 *
                              ]

III.Called Party Analysis

    [            *            ]

IV. Time and Distances Analysis

    [            *            ]

V.  Credit Limit Analysis

    [            *            ]

VI. Security Features

    [
                 *
                              ]

VII.Network Features

    [
                 *
                              ]

                                               CONFIDENTIAL TREATMENT REQUESTED

                            EXHIBIT D - CASE MANAGER



I.   Interface with Decision Support Systems (DSS) for Customer Information

II.  Manual Case Assignment

III. Actions Log

IV.  Reporting
     [

           *

                        ]
V.   Customer Letters
     [


            *


                        ]
VI.  System Administration